Exhibit 99.1

Mesa–Royalty–Trust

Mesa Royalty Trust Announces Trust Income for April 2008

MESA ROYALTY TRUST

The Bank of New York Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS April 21, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of April 2008. Unitholders of record on April 30, 2008 will receive distributions amounting to $988,186 or $0.530259492 per unit payable on July 31, 2008. The Trust received $461,497 and $57,532 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $472,760.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701